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                                                                    EXHIBIT 10.9

              FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT
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          This Agreement is made and entered into on the 1st day of August, 2000 between Level Jump Trading, Inc. (the Consultant) and Uranium Power Corporation (the Company).

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Company hereby engages the Consultant to render financial consulting and investment banking advice to the Company upon the terms and conditions set forth herein. The term of this Agreement shall be for 6 months commencing on August 1, 2000.

     2. During the term of this Agreement, Consultant shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company. It is understood and acknowledged by the parties that the value of Consultants advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultants duties may include, but will not necessarily be limited to:

          (1) Disseminating information about the Company to the investment community at large;

          (2) Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

          (3)  Assisting in the Company's financial public relations;

          (4) Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts;

          (5)  Rendering advice with regard to internal operations, including:

               (1) the formation of corporate goals and their implementation;
               (2) the Company's financial structure and its divisions or subsidiaries;
               (3) securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and
               (4) corporate organization and personnel.

               (6) Rendering advice with regard to any of the following
                   corporate finance
matters:

               (1) changes in the capitalization of the Company;
               (2) changes in the Company's corporate structure;
               (3) redistribution of shareholdings of the Company's stock;
               (4) offerings of securities in public and private transactions;
               (5) alternative uses of corporate assets;
               (6) structure and use of debt; and
               (7) sales of stock by insiders pursuant to Rule 144 or otherwise.

          In addition to the foregoing, Consultant agrees to furnish advice to the Company in connection with (A) the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a Transaction), and

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(B) financings from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings (hereinafter referred to as a Bank Financing).

     Consultant shall also render such other financial consulting and/or investment banking services as may from time to time be agreed upon by Consultant and the Company.

     3.   The Company shall pay Consultant the following compensation:


          (1) an aggregate of 120,000 shares ("Shares")of its common stock, $0.001 par value. The Shares will be deemed to be fully earned as of the execution of this Agreement and are not subject return to the Company, to set off, reduction or any other limitation, other than as required by any applicable securities laws. The shares will be issued immediately after the execution of this Agreement and delivered to Consultant, time being of the essence. The failure to deliver the Shares within five days will be a material breach of this Agreement, and in that event, Consultant may terminate its services under this Agreement and seek specific performance for delivery of the Shares and such other remedies as it may have at law or in equity. The Shares will be issued pursuant to an exemption from registration under the federal securities laws of the United States, and consequently, they will bear the following restrictive legend: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law." The Company agrees that any opinion required by it or its transfer agent for the sale or transfer of the Shares may be rendered solely by United States counsel to the Consultant, and currently that counsel is Graubard Mollen & Miller, which counsel is acceptable to the Company. Because the Shares have a value in the market place that may be volatile and may be subject to legally mandated delivery obligations, the request by Consultant to transfer the Shares will require the Company and its agents to process the transfer in a manner that complies with the principles of time of the essence.

     4.   In addition to the above,

          (1) In the event that any Transaction consummated by the Company is originated directly or indirectly by Consultant during the term of this Agreement, the Company shall pay fees to Consultant as follows:

          Consideration                       Fee
          -------------                       ---

          $  -0-      to $1,000,000           Minimum fee of $80,000

          $  1,000,000 to $5,000,000          5% of Consideration

          $  $5,000,000 or more               $280,000 plus 3% of Consideration
                                              in excess of $5,000,000

          For the purposes of this Agreement, Consideration shall mean the total market value on the date of closing of the Transaction of the cash, promissory notes, securities, assets and all other property (real or personal) exchanged, received or paid, directly or indirectly, to or by the Company or any of its officers, directors, employees or security holders in connection with any Transaction, including without limitation any amounts paid to holders of warrants, stock purchase rights, options, stock appreciation rights, or convertible securities of the Company or any affiliate thereof, or pursuant to any employment, royalty or consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written. Any co-broker retained by Consultant shall be paid by Consultant.

          (2) In addition to the above, the Company shall compensate Consultant in amounts to be mutually agreed upon, in the event that

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               (1) Consultant directly or indirectly originates a Bank
                   Financing;
               (2) Consultant acts as an underwriter or placement agent in the sale or distribution of securities by the Company to the public or in a private transaction;
               (3) Consultant provides a fairness opinion or other valuation analysis; or
               (4) Consultant introduces to the Company a source for business from which the Company derives revenue.

          All fees to be paid pursuant to this paragraph 4, except as otherwise agreed in writing, are due and payable to Consultant in cash at the closing or closings of any transaction. In the event that this Agreement shall not be renewed, or if this Agreement is terminated for any reason, then notwithstanding any such non-renewal or termination, Consultant shall be entitled to receive the full fee provided for hereunder for any transaction for which the discussions or introductions were initiated during the term of this Agreement.

     5. In addition to the fees payable hereunder, and regardless of whether any transaction set forth in Paragraph 4 is proposed or consummated, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, promptly after submission to the Company of appropriate evidence of such expenditures. Notwithstanding the foregoing, Consultant will have any expenses relating to its performance under this Agreement exceeding $5,000.00 in the aggregate approved in advance by the Company. The Company, however, understands that the reasonable expenses of the Consultant in the performance of this Agreement are its responsibility and that if does not approve reasonable expenses on a timely basis, the ability of Consultant to perform will be impaired. Therefore, the failure to approve reasonable expenses when requested will be considered a material breach of this Agreement by Company, in which event Consultant may terminate its services under this Agreement and retain the consideration and seek any further damages at law or in equity.

     6. The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent.

     7. The Company acknowledges that Consultant makes no commitment to make a market in the Company's securities, to recommend or advise its clients to purchase the Company's securities, or to prepare research or corporate finance reports.

     8. Consultant will hold in confidence any confidential information which the Company provides to Consultant pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulations. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

     9. The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed

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to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.


     10. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

     11. The Company agrees to indemnify and hold harmless Level Jump Trading, Inc., it employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, Damages), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by Level Jump Trading, Inc. of services pursuant to this Agreement, so long as Level Jump Trading, Inc. shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

     12. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

     13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

     14. Because the services of the Consultant under this Agreement are subject to approval by the Company and any suggested course of action is solely in the determination of the Company and the Consultant has no authority to bind the Company, the Company hereby agrees that any actual damages and consequential damages that may be caused by any action by the Consultant will be limited only to those resulting solely from the grossly negligent actions of Consultant and any damages that may be attributed to the Consultant will be limited to a maximum value of the Shares on the date of this Agreement. If the Consultant is responsible for the payment of any damages to the Company, at the election of the Consultant the amount may be paid by the return of Shares having a market value equal to the damages as determined on the date payment is made or by payment in cash.

     15. The Company recognizes that the nature and value of the services to be provided by Consultant are not readily discernable and are subject to significant variance of interpretation. The parties agree that the consideration for the services herein is the best and sole measure of the value of the services.

     16. The Company and the Consultant agree that this agreement is non-exclusive.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

Level Jump Trading, Inc.

By: /s/ Danielle Bionda            By:/s/ Thornton Donaldson
   --------------------               ----------------------
        Danielle Bionda               Name   Thornton Donaldson
        Vice President, Director             --------------------
                                      Title  President, Director
                                             ---------------------


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